SECURITIES AND EXCHANGE COMMISSION
                       Washington, D.C. 20549

                              FORM 8-K

                            CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d) OF THE SECURITIES EXCHANGE ACT OF 1934

DATE OF REPORT (Date of earliest event reported): October 7, 2002.


                   Commission File Number 0-18184


                     SK Technologies Corporation
            (Name of Small Business Issuer in Its Charter)

              Delaware                             52-1507455
  (State or Other Jurisdiction of               (I.R.S. Employer
  Incorporation or Organization)               Identification No.)

  P.O. Box 8627 Deerfield Beach, FL                   33443
(Address of Principal Executive Offices)            (Zip Code)

    Registrant's telephone number, including area code (954) 629-2555

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ITEM 5.  OTHER EVENTS.

    On October 7, 2002, the Company issued the following press release:

    For Immediate Release: Contact - David H. Peipers (212) 489-2288

    NEW YORK, NEW YORK - October 7, 2002 - SK Technologies Corporation ("SK") (OTC Bulletin Board: SKTC) today announced that the closing of the proposed share exchange transaction with Aspro Technologies, Ltd. and the related recapitalization of SK has been delayed until at least the end of October. The transaction was originally scheduled to close on or about October 4, 2002. SK and Aspro have also agreed to extend the termination date under the share exchange agreement among them and the two principal shareholders of Aspro to November 15, 2002

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                                 SIGNATURES

    In accordance with Section 13 or 15(d) of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

Dated: October 7, 2002

                      SK TECHNOLOGIES CORPORATION

                      By: /s/ Calvin S. Shoemaker
                      President and Chief Executive Officer

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